CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 12, 2008, relating to the financial statements and financial highlights which appear in the October 31, 2008 Annual Report to Shareholders of T. Rowe Price Africa & Middle East Fund, T. Rowe Price Emerging Europe & Mediterranean Fund, T. Rowe Price Emerging Markets Stock Fund, T. Rowe Price European Stock Fund, T. Rowe Price Global Large-Cap Stock Fund, T. Rowe Price Global Stock Fund, T. Rowe Price International Discovery Fund, T. Rowe Price International Growth & Income Fund, T. Rowe Price International Stock Fund, T. Rowe Price Japan Fund, T. Rowe Price Latin America Fund, T. Rowe Price New Asia Fund, and T. Rowe Price Overseas Stock Fund (thirteen of the funds comprising T. Rowe Price International Funds, Inc.), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
February 25, 2009